Exhibit 5.1

June 23, 2011

Bank of South Carolina Corporation
256 Meeting Street
Charleston, SC 29401

Re:	Shelf Registration Statement on Form S-3

Gentlemen:

We have acted as securities counsel to Bank of South Carolina Corporation, a South Carolina corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on June 23, 2011 under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectuses, other than as expressly stated herein with respect to the issue of the Securities, as defined below.

The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of up to $10,000,000.00 aggregate offering price of (i) shares of the Company’s common stock, no par value (the “Common Stock”), or (ii) secured or unsecured debt securities, in one or more series, which may be either senior debt securities, or subordinated debt securities (the “Debt Securities”) to be issued pursuant to an indenture (the “Indenture”) between the Company and a trustee or bank to be named (the “Trustee”), which may be supplemented for any series of Debt Securities. The Common Stock and Debt Securities are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

Bank of South Carolina Corporation
June 23, 2011

In rendering our opinions set forth below, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In our examination, we have assumed: (i) the authenticity of all original documents; (ii) the genuineness and authenticity of all signatures; (iii) the conformity to the originals of all documents submitted to us as copies; (iii) the accuracy, completeness and authenticity of certificates of public officials; (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (v) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of such stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Articles of Incorporation, as then in effect.

Based on the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.           With respect to shares of Common Stock, when (a) the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by the Board of Directors of the Company in conformity with the Company’s Articles of Incorporation and By-Laws; (b) such shares have been issued and delivered against payment of the purchase price therefore in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (c) to the extent such shares of Common Stock are to be issued upon the conversion, exchange or exercise of any Debt Securities when such shares have been duly issued and delivered as contemplated by the terms of the applicable Indenture, the shares of Common Stock will be validly issued, fully paid and nonassessable.

Bank of South Carolina Corporation
June 23, 2011

2.           With respect to Debt Securities, when (a) the issuance and the terms of the sale of the Debt Securities have been duly authorized by the Board of Directors of the Company; (b) the terms of the Debt Securities and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property the terms; (c) the Debt Securities and the applicable Indenture relating to the Debt Securities have been duly executed and countersigned and in the case of the Indenture, duly authenticated by the Trustee, and the Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Debt Securities as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement (and any applicable and legally required post-effective amendment thereto) will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement and in compliance with all applicable laws; (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and any agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary to provide for the issuance of the shares of Common Stock pursuant to the Registration Statement.

Bank of South Carolina Corporation
June 23, 2011

The opinions set forth above are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights, defenses, setoffs, recoupments or counterclaims; the granting of any power of attorney or of any proxy to any person; exculpation or exoneration clauses, clauses relating to rights of indemnity or contribution; or clauses relating to usury laws, imposition or collection of interest on overdue interest, or providing for a penalty rate of interest or late charges, the payment of any premium, liquidated damages, or other amount which may be held to be a “penalty” or a “forfeiture.” Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any certificate of designation or amendment to the Company’s Articles of Incorporation relating to any Indenture or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

Our opinions expressed herein are limited to the matters expressly set forth in this letter. No opinion is to be implied or may be inferred beyond the matters expressly so stated. The opinions expressed herein are limited solely to matters involving the application of the South Carolina Business Corporation Act and we express no opinion with respect to the laws of any other jurisdiction. The opinions expressed herein concern only the effect of laws as now in effect and are rendered as of the date hereof. We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion letter should such laws be changed by legislative action, judicial decision, or otherwise after the date of this opinion letter, or if we become aware of any facts that might change the opinions expressed herein after the date of this opinion letter.

Bank of South Carolina Corporation
June 23, 2011

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. However, in giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We have furnished this letter solely for your benefit in connection with the Registration Statement, and it may not be quoted, relied upon, or used for any other purpose without our prior express written consent.

Yours very truly,

WARREN & SINKLER, L.L.P.

/s/ WARREN & SINKLER, L.L.P.